Form 10-K, Exhibit 13
period 1996-12-31
BNH BANCSHARES INC
filed 1997-03-19
CIK 764205

B N H  B A N C S H A R E S ,  I N C .

THE BANK OF
NEW HAVEN BOARD OF DIRECTORS

Stephen P. Ahern*
Vice President, Ogden Allied
Security Services

Martin R. Anastasio, C.P.A.*
Weinstein & Anastasio, P.C.

Edward M. Crowley, President*
Dichello Distributors, Inc.

James J. Cullen*
President & CEO
Hospital of Saint Raphael

Thomas M. Donegan*
President, Donegan and Co., Inc.

Victor B. Hallberg*
President, L.G. Defelice, Inc.

Theodore F. Hogan, Jr.*
Retired

Jean C. Lamont
Head of School
The Foote School

Cheever Tyler, Esq.*
President, Partnership for
Connecticut Cities and
the Nonprofit Strategies Group

Lorraine K. Young
Executive Vice President,
The Bank of New Haven

EXECUTIVE
COMMITTEE

George M. Dermer*
Retired
Chairman of the Board

F. Patrick McFadden, Jr.*
President & Chief Executive Officer,
The Bank of New Haven

Thomas J. Cahill, Jr.
Executive Vice President,
The Bank of New Haven

Lawrence M. Liebman, Esq.*
Retired

Carl M. Porto, Esq.*
Partner,
Parrett, Porto, Parese & Colwell,
P.C.

Vincent A. Romei*
General Partner, Bernhard Associates
and General Partner, Colony
Inn Hotel

Stanley Scholsohn*
Retired

John F. Trentacosta, C.P.A.
Executive Vice President &
Chief Financial Officer,
The Bank of New Haven

* Members of Board of
  Directors, BNH Bancshares, Inc.

THE BANK OF
NEW HAVEN
OFFICERS

George M. Dermer (1)
Chairman of the Board

F. Patrick McFadden, Jr. (2)
President & CEO

Thomas J. Cahill, Jr.
Executive Vice President

John F. Trentacosta, C.P.A. (3)
Executive Vice President & CFO

Lorraine K. Young
Executive Vice President

Richard R. Barredo
Senior Vice President

Mark A. Candido
Senior Vice President

(1) Also Chairman of
    BNH Bancshares, Inc.









(2) Also President & CEO
    of BNH Bancshares, Inc.

(3) Also Executive Vice
    President & CFO of BNH
    Bancshares, Inc.

                      A N N U A L  1 9 9 6  R E P O R T

ADVISORY
BOARDS

ANNEX
John A. Acampora, Esq.
Michael Berkun
Josephine L. Brennan
Roy DeBarbieri, Esq.
Ralph Gentile
Peter Persano
John Prete
Anne D. Ryder
James A. Salatto
Mark Steinhardt

HAMDEN
Anthony Caiafa
Michael Federico, C.P.A.
Carlton Highsmith
Lucille Lupinski Fiorello
Joseph E. Luzzi
Jack Morici
James Murray
William Nathanson
James J. Nocerino, C.L.U.
Carl Porto, Sr.
William M. Raccio
Steven R. Rolnick, Esq.
Fred D. Sette, Esq.
Richard Simione
Thomas Sullivan
Tracey A. Vingiano

MAIN OFFICE
Michael J. Amore
David Avigdor, Esq.
Victor Cassella
Lawrence Cohen
Martha B. Copen
Edward F. Lapides
Bob McCarron
Norman Peccini
Joseph Salatto
Louis Stone
Romeo Vidone, M.D.
Anthony A. Vingiano
John Walsh

MILFORD
George W. Adams, III Esq.
Gerald Clark
Thomas M. Ginz
Frank L. Gruskay, M.D.
William E. Holodak
George Lucke
Robert Riggs
John Roy
Gregory M. Salmini
Bob Smith
Joseph Vanacore


NORTH HAVEN
Gail Bolling
Robert G. Buenger, Sr.
Daniel A. Carloni
Carl DaVia
Anthony J. Elia, Jr. Esq.
John F. Hughes
David E. Hungerford II
Robert A. Idarola
Elinor C. Pedalino
Joyce Pellegrino
Alan J. Spose
Louis J. Yavarone

ORANGE
Casper F. Amodio, Sr.
Ann L. Antonetti
Mead A. Batchelor, Jr.
Jeff Chandler
Frank D'Ostilio, Jr.
Phyllis Farace
Arnold R. Mantillia, Jr.
Susan Millen
Estelle Moss
James A. Nugent
Nikki Perakos
Fred Portoff
Jonathan A. Schneider, M.D.
Milton Spitzbard
Sid Teitelman

WHALLEY-NORTON
James G. Cammarano, D.M.D.
Nicki Dakis-Gallagher
Lonnie Garris
Richard S. Lebov
Michael A. Luchini, M.D.
Sheila Masterson
Frank McCarthy
Sandra B. Naclerio
Robert V. O'Brien
Stephen J. Papa
John Vuoso
Frank A. Williams

WOODBRIDGE
Steven Falcigno
Allan R. Frankel, D.D.S.
Jean T. Harrison
Don Priest, Jr.
M. S. Rubin
Alex Satmary
David Scott
Richard Sugarmann
Ellen M. Zanker


SHAREHOLDER
INFORMATION



The common stock of BNH Bancshares, Inc. is traded on the NASDAQ National Market Tier of The Market NASDAQ Stock SM under the symbol "BNHB"

Annual Meeting
Tuesday, April 29, 1997

Transfer Agent/Registrar
Chase Mellon Shareholder Services
Transfer Service
111 Founders Plaza,
Eleventh Floor
East Hartford, Connecticut 06108
Shareholder Relations:
1-(800) 288-9541

Independent Accountants
Coopers & Lybrand L.L.P.
Whitney Avenue
New Haven, CT 06510

The following companies make a market in BNH Bancshares, Inc. common stock:

First Albany Corporation
Bushnell Towers
100 Wells Street
Hartford, Connecticut 06103

Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia 22209

Legg Mason Wood Walker, Inc.
195 Church Street
New Haven, Connecticut 06510

Prudential Securities, Inc.
157 Church Street
New Haven, Connecticut 06510

Tucker Anthony Inc.
545 Long Wharf Drive
New Haven, Connecticut 06510

The Company's home page, which contains bank product and corporate financial information, can be accessed on the internet at the following address:

WWW.BNH.COM

     THE BANK
OF NEW HAVEN



E X E C U T I V E   O F F I C E S
     New Haven
     209 Church Street
     498-3500

B R A N C H E S
     Main Branch
     New Haven
     209 Church Street
     498-3500

     Annex
     New Haven
     430 Forbes Avenue
     498-3709

     Branford
     119 Montowese Avenue
     498-3751

     Hamden
     2584 Dixwell Avenue
     498-3733

     Milford
     295 Old Gate Lane
     498-3721

     Milford
     123 Cherry Street
     498-3748

     North Haven
     377 State Street
     498-3743

     Orange
     222 Boston Post Road
     498-3713

     Whalley-Norton
     New Haven
     395 Whalley Avenue
     498-3709

     Woodbridge
     194 Amity Road
     498-3742

     Member FDIC  Equal Housing Lender



B N H   B A N C S H A R E S ,   I N C .